Exhibit 4.2

Section 4.2 of Article IV of the Plan was amended, effective November 6, 2006, by adding a new subsection (g) shown below and Appendix B-3, and deleting four (4) mutual funds from Appendix A.

ARTICLE IV

Investment Elections

4.2 Transfer of Assets to Other Investment Elections. Except as is provided in Appendix A or subsection (d) or (e) of this Section 4.2, any Participant may elect, at such times, in such manner, to such extent and with respect to such assets as the Administration Committee from time to time may determine, to have the value of all or part of the Participant's vested assets and, effective July 1, 2004, unvested assets invested in any available investment election under the Plan transferred and invested in any other available investment election under the Plan; provided, however, that:

(a)
a Participant may make one or more such transfer elections with respect to his or her Accounts during each business day, except that effective June 1, 2000, a Participant shall not be allowed to make transfers into or out of the Ford Stock Fund more than five (5) times in a given month, and this limitation applies regardless of the number of transfers a Participant may have engaged in with respect to the Ford Stock Fund in any previous month or months. Effective December 1, 2004, a Participant may exchange out of the Ford Stock Fund at any time; transfers into the Ford Stock Fund are limited to five (5) times in a given month.

(b)
a Participant may make transfer elections in either a dollar amount, share/unit amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least minimum percentage from time to time specified by the Administration Committee or, if greater, $250.00; provided that if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected;

(c)
all such transfer elections shall be subject to such other regulations as the Administration Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections;

(d)
after March 31, 2000, the Scudder International Bond Index Fund, previously listed on Appendix A, ceased to be offered as an investment option. From April 1, 2000 through September 22, 2000, no assets could be transferred into the Scudder International Bond Index Fund. On and after April 1, 2000, elections to invest assets in the Scudder International Bond Index Fund made prior to that date are treated as elections to invest in the Interest Income Fund. During said period assets could have been transferred from the Scudder International Bond Index Fund into any other available investment election under the Plan. All assets remaining in the Scudder International Bond Index Fund as of the close of the New York Stock Exchange on September 22, 2000, were transferred into the Interest Income Fund;

(e)
after the close of the New York Stock Exchange on March 28, 2002, the mutual funds listed on Appendix B-1 ("Closed Funds") ceased to be offered as investment options under the Plan. From March 30, 2002 through March 31, 2003, ("Sunset Period") the Closed Funds were closed to contributions, exchanges in and loan repayment but assets in the Closed Fund as of close of the New York Stock Exchange on March 28, 2002 remained during the Sunset Period. Prior to the close of the New York Stock Exchange on April 15, 2002, Participants in Closed Funds were required to make new investment elections or Participant's future contributions and loan repayments were defaulted as described below. During the Sunset Period, assets could be transferred out of the Closed Funds into any other available investment election under the Plan that is not a Closed Fund. Assets remaining in the Closed Funds as of the close of the New York Stock Exchange on March 31, 2003 were transferred automatically at market close on March 31, 2003 as described below. Assets defaulted into the Interest Income Fund and the Fidelity Freedom Funds may be exchanged out of these funds at any time; and.

Name of Closed Fund	Default Investment Option
Fidelity Asset Manager: Income	Fidelity Freedom Income Fund
Fidelity Asset Manager	Fidelity Freedom 2010 Fund
Fidelity Asset Manager: Growth	Fidelity Freedom 2020 Fund
Vanguard LifeStrategy-Conservative Growth Fund	Fidelity Freedom 2010 Fund
Vanguard LifeStrategy-Moderate Growth Fund	Fidelity Freedom 2020 Fund
Vanguard LifeStrategy-Growth Fund	Fidelity Freedom 2030 Fund
All Other Closed Funds	Interest Income Fund

(f)
after the close of the New York Stock Exchange on August 31,2004, the mutual funds listed on Appendix B-2 (“Closed Funds”) ceased to be offered as investment options under the Plan. From June 1, 2004 through August 31, 2004 ("Sunset Period), these funds were closed to future contributions, exchanges in and loan repayments. Assets in these funds as of the close of the New York Stock Exchange on May 31, 2004 remained during the Sunset Period. Prior to the close of the New York Stock Exchange on May 31, 2004, Participants in these funds were required to make new investment elections or else Participant's future contributions and loan repayments defaulted to the Interest Income Fund. During the Sunset Period, assets could be transferred out of the “Closed Funds” into any other available investment option in the Plan. Assets remaining in these funds as of the close of the New York Stock Exchange on August 31, 2004 were transferred automatically to the Interest Income Fund. Assets defaulted to the Interest Income Fund may be exchanged out at any time.

(g)
after the close of the New York Stock Exchange on the following dates (collectively referred to as "Sunset Dates"), the mutual funds listed on Appendix B-3 ("Closed Funds")will cease to be offered as investment options under the Plan on the following dates: (a) Domini Social Equity Fund (January 8, 2007); and (b) Fidelity Magellan Fund, Morgan Stanley Institutional Fund, Inc., Global Value Equity Portfolio - Class A, and Vanguard Explorer fund - Admiral Class (April 2, 2007). From November 6, 2006 through the respective Sunset Dates ("Sunset Period"), these funds will be closed to future contributions, exchanges in and loan repayments. Assets in these funds as of the close of the New York Stock Exchange on November 6, 2006 will remain during the Sunset Period. Prior to the close of the New York Stock Exchange on November 6, 2006, Participants in these funds are required to make new investment elections or else Participant's future contributions and loan repayments will default to the Interest Income Fund. During the Sunset Period, assets may be transferred out of the Closed Funds to any other available investment option in the Plan. Assets remaining in these funds as of the close of the New York Stock Exchange on the respective Sunset Dates will be transferred automatically to the Interest Income Fund. Assets that default to the Interest Income Fund may be exchanged out at any time.

FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
FOR
SALARIED EMPLOYEES
Appendix A
Additional Mutual Funds

Life Stage Funds:
Fidelity Freedom Income Fund®
Fidelity Freedom 2000 Fund®
Fidelity Freedom 2010 Fund®
Fidelity Freedom 2020 Fund®
Fidelity Freedom 2030 Fund®
Fidelity Freedom 2040 Fund®

Equity Funds - Passively Managed:
BGI EAFE Equity Index Fund

U.S. Extended Market Index Fund

Vanguard Institutional Index Trust -
Institutional Plus Shares

Equity Funds - Actively Managed -
Domestic:
Fidelity Capital Appreciation Fund
Fidelity Contrafund®
Fidelity Dividend Growth Fund
Fidelity Equity-Income Fund
Fidelity Growth Company Fund
Fidelity Real Estate Investment Portfolio
Janus Aspen Series Growth Portfolio -
Institutional Class
Neuberger Berman Genesis Fund® - Class I
Oakmark Select Fund - Class I
Royce Low-Priced Stock Fund - Institutional Class

Equity Funds - Actively Managed -
International:
Fidelity Overseas Fund

T. Rowe Price International Discovery Fund
Templeton Foreign Fund - Advisor Class

Fixed Income:
PIMCO Real Return - Institutional Class
PIMCO Total Return - Institutional Class
PIMCO Total Return III - Institutional Class
T. Rowe Price Institutional High-Yield Fund

FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
FOR
SALARIED EMPLOYEES

Appendix B-3

Investment Options Closed to Contributions, Exchanges into and Loan Repayment
Effective November 6, 2006
Funds Closed Permanently on Respective Dates as Reflected Below

Domini Social Equity	January 8, 2007
Fidelity Magellan® Fund	April 2, 2007
Morgan Stanley Institutional Fund, Inc., Global Value Equity Portfolio - Class A	April 2, 2007
Vanguard Explorer Fund - Admiral Class	April 2, 2007